                                                                   EXHIBIT 10.40

                              EMPLOYMENT AGREEMENT


This Employment Agreement ("Agreement") is entered into as of February 6, 2003, between Radiologix, Inc., a Delaware corporation (the "Company"), and Stephen D. Linehan ("Linehan").

In consideration of the mutual covenants and conditions set forth herein, the parties hereby agree as follows:

1. EMPLOYMENT. The Company hereby employs Linehan in the capacity of Chief Executive Officer. Linehan accepts such employment and agrees to perform such services as are customary to such office and as shall from time to time be assigned to him by the Board of Directors that are consistent with such office. The Company and Linehan hereby acknowledge and agree that Linehan shall be required to move to, and establish his primary residence in, the Dallas, Texas area to perform the services contemplated by this Agreement.

2. TERM. The employment hereunder shall be for a period of three years, commencing on February 6, 2003 (the "Commencement Date") and shall continue until terminated as provided in Section 5. Linehan's employment will be on a full-time basis requiring the devotion of such amount of his productive time as is necessary for the efficient operation of the business of the Company; provided, however, that Linehan may serve on the board of directors (or similar entity) of one business organization, subject to prior written approval by the Company's Board of Directors in its sole discretion.

3. COMPENSATION AND BENEFITS

3.1 SALARY. For the performance of Linehan's duties hereunder, the Company shall pay Linehan an annual salary of $440,000, payable (less required withholdings) no less frequently than twice monthly.

3.2 BONUS. The Board of Directors and Linehan will establish a mutually acceptable bonus plan for 2003 that will provide, among other things, that he will receive at least $264,000 if the Company achieves identified performance goals based on the 2003 budget. Linehan will receive a bonus of at least $125,000 for 2003 if he is employed by the Company on the one-year anniversary of the Commencement Date. During the first employment year, the Board of Directors and Linehan will establish a mutually acceptable bonus plan for the second and subsequent employment years, which plan will provide Linehan with appropriate incentives and the opportunity to earn bonus amounts comparable to those available to top executives officers of similar companies.

3.3 STOCK OPTIONS. Upon commencement of Linehan's employment hereunder, the Company shall grant to Linehan non-qualified options under the Company's Stock Option Plan to purchase 900,000 shares of the Company's common stock at an exercise price equal to the closing price of the Company's Common Stock on the Commencement Date. Four hundred thousand of the options will vest as follows:

              200,000 on the Commencement Date;
              100,000 on the one-year anniversary of the Commencement Date; and 100,000 on the two-year anniversary of the Commencement Date.

     The remainder of the options will vest as follows:

                               Closing Sales Price of the Company's Common Stock
                                           (Subject to Stock Splits)
        Number of Options              For 20 Consecutive Trading Days Is
        -----------------      -------------------------------------------------
             80,000                            greater than $5.00
             80,000                            greater than  7.50
             80,000                            greater than 10.00
             80,000                            greater than 12.50
             80,000                            greater than 15.00
            100,000                            greater than 17.50

Upon the Company's consummation of a merger transaction or if any person or entity completes a tender offer for not less than a majority of the shares of the Company's common stock, the actual value received by holders of shares of the Company's common stock in the merger, or by holders of shares of the Company's common stock who tender and whose shares are purchased in the tender offer, shall be used to determine whether Linehan shall be vested in the option shares that vest based on the closing sales price of the Company's common stock, without regard to the actual average closing sales prices of the Company's common stock during the 20 consecutive trading day period prior to consummation of such transaction.

Each option will be exercisable for a period of ten years from the Commencement Date. Unvested options will immediately terminate upon termination of Linehan's employment hereunder. Upon termination of his employment under Section 5.1(b), 5.1(d) or 5.1(e) after a Change of Control (as defined in Section 4), Linehan will have 12 months to exercise vested options. Beginning with the third anniversary of the Commencement Date, Linehan shall be considered for participation in plans granting additional options or stock awards to top executive personnel.

3.4 BENEFITS. Linehan shall be entitled to such medical, disability and life insurance coverage and such vacation, sick leave and holiday benefits, if any, and any other benefits as are made available to the Company's top executive personnel, all in accordance with the Company's benefits program in effect from time to time.

3.5 REIMBURSEMENT OF EXPENSES. Linehan shall be entitled to be reimbursed for all reasonable expenses, including but not limited to expenses for travel, meals and entertainment, incurred by Linehan in connection with and reasonably related to the furtherance of the Company's business.

3.6 MOVING AND RELOCATION EXPENSES. The Company will reimburse Linehan for (i) the reasonable, documented out-of-pocket costs incurred by Linehan in connection with the relocation from his primary residence in Orlando, Florida ("Primary Residence") to the Dallas, Texas area, including real estate commissions and moving costs and (ii) his reasonable, documented attorneys' fees incurred in connection with the execution of this Agreement; provided, however, that the aggregate amount of such costs and fees that the Company shall be obligated to reimburse shall not exceed $150,000; provided further, however, that Linehan completes his move and establishes a primary residence in the Dallas, Texas, area on or before September 1, 2003. The Company also shall pay to Linehan an additional amount equal to any federal income tax liability that Linehan owes as a result of the Company's reimbursement to Linehan of the relocation and moving expenses and attorneys' fees described in this Section 3.6, to substantially the effect that Linehan shall receive the benefit of the relocation and moving expense and attorneys' fee reimbursement as if there were no federal income tax liability for such reimbursement.

3.7 ANNUAL REVIEW. On each anniversary of the Commencement Date, the Board of Directors will review Linehan's performance and compensation hereunder (including salary, bonus and stock options and/or other equity incentives) and in its sole discretion may increase such compensation in accordance with his performance and then current labor market conditions.

4. CHANGE OF CONTROL. In the event of a Change of Control of the Company (as defined below), all options then granted to Linehan which are unvested at the date of the Change of Control will vest pursuant to the provisions of the Company's 1996 stock option plan. In addition, in lieu of the provisions of
Section 5.2(b), if the Company terminates Linehan's employment hereunder at any time following a Change of Control, then immediately upon such termination of employment, the Company shall pay Linehan, in addition to the amounts required under Section 5.2(a), a lump sum severance payment in an amount equal to the sum of (i) the product of Linehan's then current annual salary for one year multiplied by two plus (ii) the product of Linehan's most recent annual bonus payment received for the fiscal year immediately preceding the Change of Control multiplied by two. If the Company terminates Linehan's employment following a Change of Control and prior to his receipt of a bonus for 2003, he will be deemed to have received a bonus of $125,000 for purposes of clause (ii) above.

In addition, the Company shall continue to provide Linehan with the benefits described in Section 3.4 until the earlier of (i) the two-year anniversary of the date of Linehan's termination of employment or (ii) the date on which Linehan obtains substantially equivalent benefits from another party.

As used herein, a "Change of Control" of the Company shall be deemed to have occurred:

     (a) Upon the consummation, in one transaction or a series of related transactions, of the sale or other transfer of voting power (including voting power exercisable on a contingent or deferred basis as well as immediately exercisable voting power) representing effective control of the Company to a person or group of related persons who, on the date of this Agreement, does not have effective voting control of the Company, whether such sale or transfer results from a tender offer or otherwise; or

     (b) Upon the consummation of a merger or consolidation in which the Company is a constituent corporation and in which the Company's shareholders immediately prior thereto will beneficially own, immediately thereafter, securities of the Company or any surviving or new corporation resulting therefrom having less than a majority of the voting power of the Company or any such surviving or new corporation; or

     (c) Upon the consummation of a sale, lease, exchange or other transfer or disposition by the Company of all or substantially all its assets to any person or group of related persons:

5. TERMINATION

5.1 TERMINATION EVENTS. The employment hereunder will terminate upon the occurrence of any of the following events:

     (a) Linehan dies;

     (b) the Company, by written notice to Linehan or his personal representative, discharges Linehan due to the inability to perform the essential duties assigned to him hereunder, with or without reasonable accommodation, for a continuous period exceeding 120 days by reason of injury, physical or mental illness or other disability, which condition has been certified by a physician; provided, however, that prior to discharging Linehan due to such disability, the Company shall give a written statement of findings to Linehan or his personal representative setting forth specifically the nature of the disability and the resulting performance failures, and Linehan shall have a period of ten days thereafter to respond in writing to the Board of Directors' findings;

     (c) Linehan is discharged by the Board of Directors of the Company for cause. As used in this Agreement, the term "cause" shall mean:

          (i) Linehan's conviction of (or pleading guilty or nolo contendere to) any (A) felony or (B) misdemeanor involving fraud, dishonesty in connection with the performance of his duties hereunder or moral turpitude; provided, however, that prior to discharging Linehan for cause, the Company shall give a written statement of findings to Linehan setting forth specifically the grounds on which cause is based, and Linehan shall have a period of ten days thereafter to respond in writing to the Board of Directors' findings; or

          (ii) the willful and continued failure of Linehan for a total of ten days within any fiscal year of the Company to substantially perform his duties with the Company (other than any such failure resulting from illness or disability) after a written demand for substantial performance is requested by the Company's Board of Directors, which specifically identifies the manner in which it is claimed Linehan has not substantially performed his duties, or (b) Linehan is willfully engaged in misconduct which has, or can reasonably be expected to have, a direct and material adverse monetary effect on the Company. For purposes of this Section no act or failure to act on Linehan's part shall be considered "willful" unless Linehan acted in bad faith or without a reasonable belief that Linehan's action or omission was in the best interest of the Company. No termination shall be effected for Cause unless Linehan has been provided with specific information as to the acts or omissions which form the basis of the allegation of Cause, and Linehan has had an opportunity to be heard, with counsel if he so desired, before the Board of Directors and such Board determines, by majority vote, in good faith that Linehan was guilty of conduct constituting "Cause" as herein defined, specifying the particulars thereof in detail;

     (d) Linehan is discharged by the Board of Directors of the Company without cause, which the Company may do at any time, with at least 30 days advance written notice;

     (e) Linehan voluntarily terminates his employment due to either (i) a default by the Company in the performance of any of its obligations hereunder, or (ii) an Adverse Change in Duties (as defined below), which default or Adverse Change in Duties remains unremedied by the Company for a period of ten days following its receipt of written notice thereof from Linehan; or

     (f) Linehan voluntarily terminates his employment for any reason other than the Company's default or an Adverse Change in Duties, which Linehan may do at any time with at least 30 days advance notice.

As used herein, "Adverse Change in Duties" means an action or series of actions taken by the Board of Directors of the Company, without Linehan's prior written consent, which results in:

     (1) A change by the Board of Directors of the Company in Linehan's reporting responsibilities, titles, job responsibilities or offices which results in a material diminution of his status, control or authority as a chief executive officer of a company that is (i) not controlled by a majority stockholder, (ii) with annual revenues substantially equal to the Company's revenues for its most recent fiscal year and (iii) whose common stock is publicly traded; or

     (2) The assignment to Linehan of any positions, duties or responsibilities which are materially inconsistent with Linehan's positions, duties and responsibilities or status with the Company; or

     (3) A requirement by the Company that Linehan be based or perform his duties anywhere other than (i) at the Company's corporate office location on the date of this Agreement, or (ii) if the Company's corporate office location is moved after the date of this Agreement, at a new location that is no more than 60 miles from such prior location; or

     (4) A failure by the Company to provide for Linehan's participation in any current or future benefits or plans at a level or to an extent commensurate with that of other top executives of the Company.

5.2 EFFECTS OF TERMINATION

     (a) Upon termination of Linehan's employment hereunder for any reason, the Company will promptly pay Linehan all compensation owed to Linehan and unpaid through the date of termination (including, without limitation, salary and Linehan's expense reimbursements).

     (b) In addition, if Linehan's employment is terminated under Sections 5.1(b), (d) or (e), then the Company shall also pay Linehan, immediately upon such termination of employment, a lump sum severance payment in an amount equal to Linehan's then current annual salary.

     (c) The Company agrees that it will provide to Linehan confidential information regarding the Company and its business. In consideration of, among other things, the Company's obligation to disclose confidential information to Linehan and his receipt of that confidential information, upon termination of Linehan's employment hereunder for any reason, Linehan agrees that for the one year period following the Termination Event:

          (i) Linehan will not directly or indirectly, whether as an individual, employee, director, consultant or advisor, or in any other capacity whatsoever, provide services to any person, firm, corporation or other business enterprise that (A) owns or operates diagnostic imaging centers or the provision of diagnostic imaging services, (B) provides administrative, management or other information services to radiology practices or (C) provides management services in the area of radiology, in each case unless he obtains the prior written consent of the Board of Directors.

          (ii) Linehan will not directly or indirectly encourage or solicit, or attempt to encourage or solicit, any individual to leave the Company's employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company and its current or prospective employees.

          (iii) Linehan will not induce or attempt to induce any provider, payor, customer, supplier, distributor, licensee or other business relation of the Company to cease doing business with the Company or in any way directly interfere with the existing business relationship between any such customer, supplier, distributor, licensee or other business relation and the Company.

Linehan acknowledges that monetary damages may not be sufficient to compensate the Company for any economic loss which may be incurred by reason of breach of the foregoing restrictive covenants. Accordingly, in the event of any such breach, the Company shall, in addition to any remedies available to the Company at law, be entitled to obtain equitable relief in the form of an injunction precluding Linehan from continuing to engage in such breach.

If any restriction set forth in this paragraph is held to be unreasonable, then Linehan and the Company agree, and hereby submit, to the reduction and limitation of such prohibition to such area or period as shall be deemed reasonable.

6. GENERAL PROVISIONS

6.1 ASSIGNMENT. Neither party may assign or delegate any of his or its rights or obligations under this Agreement without the prior written consent of the other party.

6.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the parties relating to such subject matter.

6.3 MODIFICATIONS. This Agreement may be changed or modified only by an agreement in writing signed by both parties hereto.

6.4 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and permitted assigns and Linehan and Linehan's legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join and be bound by the terms and conditions hereof.

6.5 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

6.6 SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect.

6.7 FURTHER ASSURANCES. The parties will execute such further instruments and take such further actions as may be reasonably necessary to carry out the intent of this Agreement.

6.8 NOTICES. Any notices or other communications required or permitted hereunder shall be in writing and shall be deemed received by the recipient when delivered personally or, if mailed, five days after the date of deposit in the United States mail, certified or registered, postage prepaid and addressed, in the case of the Company, to Radiologix, Inc., 3600 J.P. Morgan Chase Tower, 2200 Ross Avenue, Dallas, Texas 75201-2776, attention: Board of Directors; and in the case of Linehan, to the address shown for Linehan on the signature page hereof, or to such other address as either party may later specify by at least ten days advance written notice delivered to the other party in accordance herewith.

6.9 NO WAIVER. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of that provision, nor prevent that party thereafter from enforcing that provision of any other provision of this Agreement.

6.10 LEGAL FEES AND EXPENSES. In the event of any disputes under this Agreement, each party shall be responsible for their own legal fees and expenses which it may incur in resolving such dispute, unless otherwise prohibited by applicable law or a court of competent jurisdiction.

6.11 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company and Linehan have executed this Agreement, effective as of the day and year first above written.


COMPANY                                          LINEHAN

RADIOLOGIX, INC.


By: /s/ Marvin S. Cadwell                        /s/ Stephen D. Linehan
    ---------------------------------            -------------------------------
Name:  Marvin S. Cadwell                         Stephen D. Linehan
Title: Chairman of the Board                     Address:
                                                         -----------------------

                                                         -----------------------